Exhibit 99.1
INTUITIVE BOARD OF DIRECTORS APPROVES A THREE-FOR-ONE STOCK SPLIT
SUNNYVALE, Calif., August 5, 2021 – Intuitive (Nasdaq: ISRG), a global technology leader in minimally invasive care and the pioneer of robotic-assisted surgery, today announced that its Board of Directors has approved a three-for-one split of the Company’s common stock to be effected through an Amendment to the Company’s Certificate of Incorporation.
Implementation of the stock split is subject to stockholder approval of the Amendment to the Certificate of Incorporation at the Special Meeting of Stockholders, which is currently scheduled to take place on September 20, 2021. Additional details regarding the Special Meeting of Stockholders and the proposed Amendment to the Certificate of Incorporation will be included in a proxy statement scheduled to be distributed to stockholders on or about August 25, 2021.
Subject to stockholder approval of the Amendment to the Certificate of Incorporation, each Intuitive stockholder of record at the close of business on the record date of September 27, 2021, will receive two additional shares for every one share held on the record date, and trading is expected to begin on a split-adjusted basis on October 5, 2021.
About Intuitive
Intuitive (Nasdaq: ISRG), headquartered in Sunnyvale, California, is a global technology leader in minimally invasive care and the pioneer of robotic-assisted surgery. At Intuitive, we believe that minimally invasive care is life-enhancing care. Through ingenuity and intelligent technology, we expand the potential of physicians to heal without constraints.
Intuitive brings more than two decades of leadership in robotic-assisted surgical technology and solutions to its offerings and develops, manufactures, and markets the da Vinci Surgical System and the Ion endoluminal system.
Da Vinci® and IonTM are trademarks or registered trademarks of Intuitive Surgical, Inc.
For more information, please visit the Company’s website at www.intuitive.com.
Additional Information and Where to Find It
This press release may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders for the Special Meeting of Stockholders scheduled to be held on September 20, 2021. Intuitive intends to file with the U.S. Securities and Exchange Commission (the “SEC”) and make available to the stockholders of Intuitive of record on August 18, 2021, a proxy statement containing important information about a proposal to approve an Amendment to Intuitive’s Certificate of Incorporation to increase the authorized number of shares of common stock from 300 million shares to 600 million shares for the purpose of, among other things, effecting a proposed three-for-one stock split of the common stock (the “Proposal”). BEFORE MAKING ANY VOTING DECISION, INTUITIVE’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE , BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING OF STOCKHOLDERS, INCLUDING THE PROPOSAL.
Investors will be able to obtain the proxy statement and other relevant materials, when available, free of charge at the SEC’s website (www.sec.gov). In addition, documents filed with the SEC by Intuitive, including the proxy statement when available, will be available free of charge from Intuitive at Intuitive’s website at www.intuitive.com or by calling Intuitive’s proxy solicitor Alliance Advisors, LLC at (866) 620-4282.
Participants in the Solicitation
Intuitive, its directors, nominees and executive officers, and Alliance Advisors, LLC, Intuitive’s proxy solicitor, may be deemed to be participants in the solicitation of proxies from Intuitive’s stockholders with respect to the matters to be considered at the Special Meeting of Stockholders, including the Proposal. Information regarding the names, affiliations, and direct or indirect interests (by security holdings or otherwise) of these persons will be described in the proxy statement to be filed with the SEC.
Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding the stock split and the Special Meeting of Stockholders. These forward-looking statements are necessarily estimates reflecting the best judgment of the Company's management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including, but not limited to, the following: the results of the stockholder vote to approve the Amendment to the Certificate of Incorporation; the possibility that our Board of Directors may elect not to proceed with the Amendment to the Certificate of Incorporation if the Board of Directors determines that it is no longer in the best interests of the Company and stockholders to proceed with the stock split; and other risk factors under the heading “Risk Factors” in our report on Form 10-K for the year ended December 31, 2020, as updated by the Company’s other filings with the Securities and Exchange Commission. Statements using words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” “targeted,” and similar words and expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.
Contact
Global Public Affairs
Intuitive Surgical
corp.comm@intusurg.com
+1-408-523-7337